 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2012

MEDIANET GROUP TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-49801	13-4067623

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5200 Town Center Circle, Suite 601

Boca Raton, FL 33486
(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code: (561) 417-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On March 28, 2012 in the United States District Court, Central District of California, Southern Division, MediaNet Group Technologies, Inc. (“MediaNet” or the “Company”) won a declaratory judgment in favor of the Company and against National Merchant Center, Inc. (“NMC”) and First Data Merchant Services Corporation (“First Data”) for the immediate return of $2.13 million.

A declaratory judgment was entered in favor of MediaNet against defendants NMC and First Data on MediaNet’s claim for Declaratory Relief regarding the issue of MediaNet’s claim for the immediate return of $2,133,852 of MediaNet's funds, which were being held in a reserve account (the “Reserve Funds”)("Declaratory Judgment"). MediaNet is entitled to immediate possession of the Reserve Funds. The Court ordered the Clerk of Court to immediately release to MediaNet, all of the Reserve Funds which NMC had deposited with the Court, and ordered NMC and First Data to immediately release to MediaNet the remaining amount of the Reserve Funds.

The Court ruled that MediaNet is the prevailing party on its claim for Declaratory Relief for the immediate return of the Reserve Funds, and that the Company may seek further relief based on the Declaratory Judgment.

Item 9.01 Financial Statements and Exhibits

Exhibits

Number	Description
10.1	Declaratory Judgment In Favor Of MediaNet Group Technologies, Inc. And Against National Merchant Center, Inc. And First Data Merchant Services Corporation On Media Net’s Declaratory Judgment Claim For Immediate Return Of Reserve Funds.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MediaNet Group Technologies, Inc.
(Registrant)

Date: March 28, 2012
	By:	/s/ Michael Hansen
Michael Hansen
Chief Executive Officer